SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 22, 2006

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure

On June 22, 2006, deCODE genetics, Inc. issued the following press release:

deCODE Initiates Phase II Clinical Program for DG041 for Peripheral Artery Disease

Reykjavik, ICELAND, June 22, 2006 — deCODE genetics (Nasdaq:DCGN) today announced the initiation of the Phase II clinical development program for DG041, the company’s developmental compound for the treatment of peripheral artery disease, or PAD. The company has begun patient enrollment in a Phase IIa trial that will examine safety and tolerability, dosing, and the effect of different dose levels on platelet function and a range of serum biomarkers associated with atherosclerosis.

The trial will be randomized, double-blind, placebo-controlled, and will enroll approximately 150 patients with intermittent claudication due to PAD. The cohort will be divided evenly into three groups: one receiving the 100mg twice daily, another receiving 400mg twice daily, and the third receiving placebo. The trial will enroll both patients with and without the gene variants that deCODE has linked to risk of PAD. Treatment will last four weeks.

“In our clinical work to date DG041 has been shown to be a very promising compound and I am pleased to announce that we have now brought it into Phase II. This is a first-in-class compound developed by our chemists based upon our discoveries in human genetics. It represents a truly pioneering effort to bring forward a treatment for PAD that specifically targets the disease process. PAD affects tens of millions of people in the industrialized world alone, making DG041 a medically and commercially important component of our pipeline of new drugs for major diseases.” said Kari Stefansson, CEO of deCODE.

About DG041
DG041 is a novel, first-in-class, orally-administered small molecule developed by deCODE that the company has shown to be a selective and potent antagonist of the EP3 receptor for PGE2. deCODE identified EP3 as a target through the company’s population genetics research, which led to the discovery of variants in the gene encoding EP3 that confer risk of PAD. In the Phase I clinical program, DG041 was found to be well tolerated at all dose levels tested; to provide a dose-dependent reduction in platelet aggregation after stimulation with collagen and sulprostone, and to do so without any significant changes in bleeding time.

About PAD
Peripheral artery disease is a vascular disorder that affects over 10% of the adult population in the industrialized world and one in five people over the age of 70. The initial symptoms include intermittent pain in the legs while walking or exercising, due to the narrowing by atherosclerotic plaques of one or more major arteries in the legs. The reduction of blood flow leads to insufficient oxygenation of muscle tissue. As the disease worsens it can lead to tissue damage, ulceration and gangrene, and in extreme cases may require the amputation of the affected limb. The disease is under-diagnosed, and the current mainstay of treatment is surgery to bypass the occluded vessels. At present, no drug treatment is available that targets the underlying causes of PAD or prevents its progression.

About deCODE
deCODE genetics (NASDAQ:DCGN) is a global leader in applying human genetics to develop drugs for common diseases. Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer. We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

*****

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated:  June 23, 2006